EXHIBIT 3.6

THERMON MANUFACTURING COMPANY

AMENDED AND RESTATED

BYLAWS

as of August 30, 2007

AMENDED AND RESTATED BYLAWS OF

THERMON MANUFACTURING COMPANY

i

ii

AMENDED AND RESTATED BYLAWS OF

THERMON MANUFACTURING COMPANY

(“Company”)

ARTICLE 1. Offices

Section 1.1. Offices. The principal office of the Company shall be located at 100 Thermon Drive, San Marcos, Texas 78666. The Company may have such other business offices within or without the State of Texas as the board of directors may from time to time establish.

ARTICLE 2. Capital Stock

Section 2.1. Certificates Representing Shares. Shares of the capital stock of the Company shall be represented by certificates in such form or forms as the board of directors may approve, provided that such form or forms shall comply with all applicab1e requirements of law or of the artic1es of incorporation. Such certificates shall be signed by the president or a vice president, and by the secretary or an assistant secretary, of the Company and may be sealed with the seal of the Company or imprinted or otherwise marked with a facsimile of such seal. The signature of any or all of the foregoing officers of the Company may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and issuance and delivery of such certificate by the Company shall constitute adoption thereof by the Company. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Company.

Section 2.2. Stock Transfer Book and Shareholders of Record. The secretary of the Company shall maintain, among other records, a stock transfer book containing stock certificates, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Company, the number of shares of stock held by each such holder, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or transfer. The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Company for all purposes except as otherwise provided herein. The Company shall keep this record of Shareholders at its registered office or principal place of business, or at the office of its transfer agent of registrar. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person. Notwithstanding the foregoing, any lender shall be entitled to enforce any interests pledged to it under any financing documentation without any restriction or limitation.

Section 2.3. Shareholder’s Change of Name or Address. Each shareholder shall promptly notify the secretary of the Company, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the shareholder from that as it appears upon the official list of shareholders of record of the Company. The secretary of the Company shall then enter such changes into all affected Company records, including, but not limited to, the official list of shareholders of record.

Section 2.4. Transfer of Stock. The shares represented by any certificate of the Company are transferable only on the books of the Company by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The board of directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

Section 2.5. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

Section 2.6. Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the board of directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

Section 2.7. Fractional Shares. Only whole shares of the stock of the Company shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the law, the articles of incorporation and these bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

ARTICLE 3. The Shareholders

Section 3.1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Company, at 10:00 a.m. local time, on the fourth Monday of April of each year unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday or at such other place and time as may be designated by the board of directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Company.

Section 3.2. Special Meetings. Except as otherwise provided by law or by the articles of incorporation, special meetings of the shareholders may be called by the chairman of the board of directors, the president, any one director, or the holders of at least ten percent (10%) of all the shares having voting power at such meeting, unless the articles of incorporation provide for a number of shares greater than or less than ten percent (10%), in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation, and shall be held at the principal office of the Company or at such other place, and at such time, as may be stated in the notice calling such meeting Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of Section 3.3.

Section 3.3. Notice of Meetings - Waiver. Written or printed notice of each meeting of shareholders, stating the place, day and hour of any meeting and, in case of a special shareholders’ meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, by or at the direction of the president, the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. Notice need not be given to a shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve month period have been mailed to that person, addressed at his address as shown on the records of the Company, and have been returned undeliverable. If such person delivers to the Company a written notice setting forth his then current address, the Company shall give such person proper notice of all future meetings. The signing by a shareholder of a written waiver of notice of any shareholders’ meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a shareholder, whether in person or by proxy, at a shareholders’ meeting shall constitute a waiver of notice of such meeting. No notice of any adjournment of any meeting shall be required.

Section 3.4. Closing of Transfer Books and Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend or in order to make a determination of shareholders for any other proper purpose, the board of directors of the Company may provide that the stock transfer books shall be closed for a stated period in no case to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least the ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in no case to be more than sixty (60) days nor, in the case of a meeting of shareholders, less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

Section 3.5. Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to lawful inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with this section shall not affect the validity of any action taken at such meeting.

Section 3.6. Quorum. Except as otherwise provided by law, by the articles of incorporation or by these bylaws, with respect to any matter the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law.

Section 3.7. Procedure at Meetings. The chairman of the board, if such a position is filled, and otherwise the president, shall preside at, and the secretary shall keep the records of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by any other officer authorized by these bylaws or any person appointed by resolution duly adopted at the meeting.

Section 3.8. Voting at Meetings. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders expect to the extent that the articles of incorporation or the laws of the State of Texas provide otherwise.

Section 3.9. Proxies. A shareholder entitled to vote may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

A. a pledgee;

B. a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares;

C. a creditor of the Company who extended it credit under terms requiring the appointment;

D. an employee of the Company whose employment contract requires the appointment; or

E. a party to a voting agreement created under Section B of Article 2.30 of the TEXAS BUSINESS CORPORATION ACT.

Section 3.10. Balloting. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote in such election of directors. No directors or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

Section 3.11. Prohibition of Cumulative Voting for Directors. As the restated articles of incorporation of the Company so provide, no shareholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

Section 3.12. Action Without Meeting.

A. Any action required by statute to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. If the articles of incorporation of the Company so provide, any action required by statute to be taken at any annual or special meeting of shareholders, for any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

B. Every written consent signed by holders of less than all the shares entitled to vote with respect to the action that is subject to the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by holders of less than all the shares entitled to vote with respect to the action that is subject to the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this paragraph, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company’s principal place of business shall be addressed to the president of principal executive officer of the Company.

C. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this section.

D. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent (if authorized by the articles of incorporation of the Company) shall be given to those shareholders who did not consent in writing to the action.

E. Any signed consent, or a signed copy thereof, and a copy of any notice of any action taken shall be placed in the minute book of the Company.

ARTICLE 4. The Board of Directors

Section 4.1. Number, Qualifications and Term. The business and affairs of the Company shall be managed and controlled by the board of directors; and, subject to any restrictions imposed by law, by the articles of incorporation, or by these bylaws, the board of directors may exercise all the powers of the Company. The board of directors shall consist of between three (3) and ten (10) members, as may be specified by the board of directors on an annual basis in connection with its call for the annual meeting of the shareholders. Such number may be increased or decreased by amendment of these bylaws, provided that no decrease shall effect a shortening of the term of any incumbent director. Directors need not be residents of Texas or shareholders of the Company absent provision to the contrary in the articles of incorporation or laws of the State of Texas. Except as otherwise provided in Section 4.3 of these bylaws, each position on the board of directors shall be filled by election at the annual meeting of shareholders. Any such election shall be conducted in accordance with Section 3.8 of these bylaws. Each person elected a director shall hold office, unless removed in accordance with Section 4.2 of these bylaws, until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified.

Section 4.2. Removal. Any director or the entire board of directors may be removed from office, with or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the shares of the shareholders present in person or by proxy and entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of a majority in number of the shares of the shareholders present in person or by proxy and entitled to vote.

Section 4.3. Vacancies. Any vacancy occurring in the board of directors may be filled by the vote of a majority of the remaining directors, even if such remaining directors comprise less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the board of directors to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of the shareholders, or at a special meeting of shareholders duly called for such purpose. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation of the Company, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the articles of incorporation of the Company.

Section 4.4. Regular Meetings. Regular meetings of the board of directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the board of directors shall determine. No notice of any kind of such regular meetings needs to be given to either old or new members of the board of directors.

Section 4.5. Special Meetings. Special meetings of the board of directors shall be held at any time by call of the chairman of the board, the president, the secretary or the director. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or in person, or alternatively, if notice is by telegraph, personal or courier delivery, facsimile, or telephone at least one day before such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. Except as otherwise provided by law, by the articles of incorporation, or by these bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.6. Quorum. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business and the act of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a different number shall be required by law, by the articles of incorporation or by these bylaws.

Section 4.7. Procedure at Meetings. The board of directors, at each regular meeting held immediately following the annual meeting of shareholders, shall appoint one of their number as chairman of the board of directors. The chairman of the board shall preside at meetings of the board. In his absence at any meeting, any officer authorized by these bylaws or any member of the board selected by the members present shall preside. The secretary of the Company shall act as secretary, at all meetings of the board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the board of directors, the business shall be transacted in such order as the board may from time to time determine.

Section 4.8. Presumption of Assent. Any director of the Company who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.9. Action Without a Meeting. Any action required by statute to be taken at a meeting of the directors of the Company, or which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each director entitled to vote at such meeting, and such consent shall have the same force and effect as a unanimous vote of the directors.

Such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

Section 4.10. Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the board of directors, a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors or at any meeting of the executive committee of directors, if any, to which such director may be elected in accordance with the following Section 4.11; but nothing herein shall preclude any director from serving the Company in any other capacity or receiving compensation therefor.

Section 4.11. Executive Committee. The board of directors, by resolution adopted by a majority of the full board of directors, may designate an executive committee, which committee shall consist of one or more of the directors of the Company. Such executive committee may exercise such authority of the board of directors in the business and affairs of the Company as the board of directors may, by resolution duly adopted, delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Company. Members of the executive committee shall receive such compensation as may be approved by the board of directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on the executive committee.

Section 4.12. Other Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may appoint one or more committees of one or more directors each. Such committees may exercise such authority of the board of directors in the business and affairs of the Company as the board of directors may, by resolution duly adopted, delegate, except as prohibited by law. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed on it or him by law. Any member of a committee may be removed at any time by the board of directors. Members of any such committees shall receive such compensation as may be approved by the board of directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on a committee.

ARTICLE 5. Officers

Section 5.1. Number. The officers of the Company shall consist of a president and secretary and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the board of directors. Any two or more offices may be held by the same person. In its discretion, the board of directors may leave unfilled any office except those of president and secretary.

Section 5.2. Election; Term; Qualification. Officers shall be chosen by the board of directors annually at a meeting of the board of directors following the annual shareholders’ meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

Section 5.3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.4. Vacancies. Any vacancy in any office for any cause may be filled by the board of directors at any meeting.

Section 5.5. Duties. The officers of the Company shall have such powers and duties, except as modified by the board of directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the board of directors and by these bylaws.

Section 5.6. The President. The president shall have general direction of the affairs of the Company and general supervision over its several officers, subject however, to the control of the board of directors. He shall at each annual meeting, and from time to time, report to the shareholders and to the board of directors all matters within his knowledge which, in his opinion, the interest of the Company may require to be brought to the notice of such persons. He may sign, with the secretary or an assistant secretary, any or all certificates of stock of the Company. He shall preside at all meetings of the shareholders, shall sign and execute in the name of the Company (i) all contracts or other instruments authorized by the board of directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to Section 6.3 hereof, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the board or by these bylaws to some other officer or agent of the Company, and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the board of directors or as are prescribed by these bylaws.

Section 5.7. The Vice Presidents. At the request of the president, or in his absence or disability, a vice president, shall perform the duties of the president, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the president. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the request by the president to so act. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the board of directors or the president. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Company.

Section 5.8. Secretary. The secretary shall keep the minutes of all meetings of the shareholders, of the board of directors, and of the executive committee, if any, of the board of directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Company and see, if the Company has a seal, that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the board of directors may direct, all of which shall, at all reasonable times, be open to the examination by any director, upon application at the office of the Company during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the board of directors or the president from time to time may assign to or confer on him.

Section 5.9. Treasurer. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the Company, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

Section 5.10. Assistant Officers. Any assistant secretary or assistant treasurer appointed by the board of directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

Section 5.11. Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

Section 5.12. Bonds of Officers. The board of directors may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the board of directors.

Section 5.13. Delegation. The board of directors may delegate temporarily the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

ARTICLE 6. Miscellaneous

Section 6.1. Distributions.

A. The board of directors of the Company may authorize and the Company may make distributions subject to the provisions, of the articles of incorporation, if any, and as otherwise provided by law. Distributions may be made by the Company in money or other property (except the Company’s own shares or rights to acquire its own shares), or issuance of indebtedness by the Company to its shareholders in the form of (i) a dividend on any class or series of the Company’s outstanding shares, (ii) a purchase or redemption by the Company directly or indirectly, of any of its own shares, or (iii) a payment by the Company in liquidation of all or a portion of its assets. Except as otherwise allowed by law, a distribution may not be made by the Company if (i) after giving effect to the distribution, the Company would be insolvent, or (ii) the distribution exceeds the surplus of the Company.

B. Distribution of cash or property (tangible or intangible) made or payable by the Company, whether in liquidation or from earnings, profits, assets, or capital, including all distributions that were payable but not paid to the registered owner of the shares, his heirs, successors, or assigns but that are now being held in suspense by the Company or that were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Company, escrow agent, trustee or custodian to the person registered as owner of the shares in the Company’s stock transfer books as of the record date determined for that distribution as provided in Section 3.4 of these bylaws, his heirs, successors, or assigns. The person in whose name the shares are were registered in the stock transfer books of the Company as of the record date shall be deemed to be the owner of the shares registered in his name at that time.

Section 6.2. Share Dividends. The board of directors of the Company may authorize and the Company may pay share dividends out of its own authorized but unissued shares or treasury shares subject to the provisions of the articles of incorporation, if any, and as otherwise provided by law. A share dividend payable in authorized but unissued shares may not be paid by the Company if the surplus of the Company is less than the amount required by law to be transferred to stated capital at the time such share dividend is paid.

Section 6.3. Contracts. The president shall have the power and authority to execute, on behalf of the Company, contracts or instruments in the usual and regular course of business, and in addition the board of directors may authorize any officer or officers, agent or agents, of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Unless so authorized by the board of directors or by these bylaws, no officers, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

Section 6.4. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officers or employees of the Company as shall from time to time be authorized pursuant to these bylaws or by resolution of the board of directors.

Section 6.5. Depositories. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks or other depositories as the board of directors may from time to time designate, and upon such terms and conditions as shall be fixed by the board of directors. The board of directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

Section 6.6. Endorsement of Stock Certificates. Subject to the specific directions of the board of directors, any share or shares of stock issued by any corporation and owned by the Company, including reacquired shares of the Company’s own stock, may, for sale or transfer, be endorsed in the name of the Company by the president or any vice president; and such endorsement may be attested or witnessed by the secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

Section 6.7. Corporate Seal. The corporate seal, if any, shall be in such form as the board of directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or many manner reproduced upon, instruments of any nature required to be executed by officers of the Company, but absence of the seal or facsimile thereof shall not affect the validity of such instrument.

Section 6.8. Fiscal Year. The fiscal year of the Company shall begin and end on such dates as the board of directors at any time shall determine.

Section 6.9. Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors.

Section 6.10. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6.11. Power to Indemnify and to Purchase Indemnity Insurance; Duty to Indemnify.

A. In this Section:

(1) “Company” includes any domestic or foreign predecessor entity of the Company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Section.

(2) “Director” means any person who is or was a director of the Company and any person who, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(3) “Expenses” include court costs and attorney fees.

(4) “Official capacity” means

(a) when used with respect to a director, the office of director in the Company; and

(b) when used with respect to a person other than a director, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Company but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(5) “Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

B. The Company may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section 6.11F that the person:

(1) conducted himself in good faith;

(2) reasonably believed:

(a) in the case of conduct in his official capacity as a director of the Company, that his conduct was in the Company’s best interests; and

(b) in all other cases, that his conduct was at least not opposed to the Company’s best interests; and

(3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

C. Except to the extent provided by Section 6.11E, a director may not be indemnified under Section 6.11B in respect of a proceeding:

(1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or

(2) in Which the person is found liable to the Company.

D. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 6.11B. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

E. A person may be indemnified under Section 6.11B against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by this person, the indemnification is (1) limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

F. A determination of indemnification under Section 6.11B must be made:

(1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

(2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

(3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of Section 6.11F, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section 6.11F for the selection of special legal counsel. The indemnification permitted under Section 6.11B shall be mandatory.

H. The Company shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

I. If, in a suit for the indemnification required by Section 6.11H, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section 6.11B or has been found liable in the circumstances described by Section 6.11C, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

K. Reasonable expenses incurred by a director who was, is or is threatened to be made, a named defendant or respondent in a proceeding may be paid or reimbursed by the Company in advance of the final disposition of the proceeding and without the determination specified in Section 6.11F hereof or the authorization or determination specified in Section 6.11G hereof, after the Company receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 6.11 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this section shall be deemed to constitute authorization of that payment or reimbursement.

The written undertaking must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

L. Notwithstanding any other provision of this Section, the Company may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

M. An officer of the Company shall be indemnified as, and to the same extent, provided by Sections 6.11H, I and J for a director and is entitled to seek indemnification under those sections to the same extent as a director. The Company may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent that it may indemnify and advance expenses to directors under this Section.

N. The Company may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Company who are or were serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it may indemnify and advance expenses to directors under this Section.

O. The Company may indemnify and advance expenses to an officer, employee, agent, or person identified in Section 6.11N and who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

P. The Company may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venture, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this Section. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Company.

Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured maintained or established within the Company or with any issuer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the issuer or other person are owned in whole or in part by the Company. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and to the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

Q. Any indemnification of or advance of expenses to a director in accordance with this Section shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a unanimous consent to action without a meeting and, in any case, within the twelve month period immediately following the date of the indemnification or advance.

R. For purposes of this Section, the Company is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Company.

S. Any rights of indemnification granted by this Section 6.11 shall be in addition to and not in lieu of any other such right to which any director or officer of the Company may at any time be entitled under the law of the State of Texas; and if any indemnification which would otherwise be granted by this Section 6.11 shall be disallowed by any court or administrative body of competent jurisdiction as illegal or against public policy, then any director or officer with respect to whom such adjudication was made, and any other officer or director, shall be indemnified to the fullest extent permitted by law and public policy, it being the express intent of the Company to indemnify its officers and directors to- the fullest extent possible in conformity with these bylaws, all applicable laws and public policy.

Section 6.12. Meetings by Telephone. Subject to the provisions required or permitted by these bylaws or the laws of the State of Texas for notice of meetings, shareholders, members of the board of directors, or members of any committee designated by the board of directors may participate in and hold any meeting required or permitted under these bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 7. Amendments

Section 7.1. Amendments. These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by the holders of a majority of the shares represented at any duly held meeting of shareholders; provided that notice of such proposed action shall have been contained in the notice of any such meeting.

Section 7.2. Delegation of Power to Amend. The power to alter, amend or repeal these bylaws or to adopt new bylaws may be delegated by the shareholders to the board of directors by action of the shareholders at any duly held meeting of shareholders; provided that notice of such proposed action shall have been contained in the notice of any such meeting.

Certificate of Secretary

The undersigned, being the Secretary of THERMON MANUFACTURING COMPANY, hereby certifies that the foregoing Amended and Restated ByLaws were duly adopted by the shareholders of said corporation effective on August 30, 2007.

IN WITNESS WHEREOF, I have signed this certificate on the 30th day of August, 2007.

/s/ David Ralph
David Ralph
Secretary